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                             JOINT FILING STATEMENT

                We, the signatories of the Statement on Schedule 13D to which this Joint Filing Statement is attached, hereby agree that such Statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated: December 20, 1999                VULCAN CABLE III INC.


                                        By: /s/ WILLIAM D. SAVOY
                                           -------------------------------------
                                           Name:  William D. Savoy
                                           Title: President

Dated: December 20, 1999                    /s/ PAUL G. ALLEN
                                        ----------------------------------------
                                                      Paul G. Allen


Dated: December 20, 1999                CHARTER INVESTMENT, INC.


                                        By: /s/ MARCY LIFTON
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President